EXHIBIT 10.1


                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of December 3, 1998 (this "AGREEMENT"), by and among Automatic Data Processing, Inc., a Delaware corporation ("ADP"), and the Persons listed on Schedule 1 hereto (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                  WHEREAS, The Vincam Group, Inc., a Florida corporation (the "COMPANY"), and ADP propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, among other things, the merger of a wholly owned subsidiary of ADP with and into the Company (the "MERGER");

                  WHEREAS, as of the date hereof, the Shareholders are holders of record or Beneficially Own (as defined herein) shares of common stock, par value $.001 per share ("COMPANY COMMON STOCK"), of the Company; and

                  WHEREAS, as a condition to the willingness of ADP to enter into the Merger Agreement, ADP has required that each Shareholder agree, and in order to induce ADP to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Shareholder (collectively, the "SHARES").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

                  Section 1.2 BENEFICIAL OWNERSHIP. For purposes of this Agreement, "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder,


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securities Beneficially Owned by a Shareholder shall include securities
Beneficially Owned by all other Persons (as defined in the Merger Agreement) with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act other than parties to this Agreement.

                                   ARTICLE II

                  Section 2.1 VOTING AGREEMENT. Each of the Shareholders hereby irrevocably and unconditionally agrees that during the term of this Agreement as specified in Section 5.1, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each of the Shareholders shall vote (or cause to be voted) the Shares held of record (to the extent such Person also has the right to vote such Shares) or Beneficially Owned (to the extent such Person also has the right to vote such Shares) by such Shareholder in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement. Each of the Shareholders acknowledges receipt and review of a copy of the Merger Agreement.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  Each of the Shareholders hereby represents and warrants, severally and not jointly, to ADP as follows:

                  Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Shareholder is a corporation, partnership or other entity, the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.


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                  Section 3.2 NO CONFLICT. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) where such Shareholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Shareholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by such Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

                           (b) The execution and delivery of this Agreement by
such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

                  Section 3.3 TITLE TO THE SHARES. As of the date hereof, such Shareholder is the record or Beneficial Owner of the Shares listed opposite the name of such Shareholder on Schedule 1 hereto. The Shares listed opposite the name of such Shareholder on Schedule 1 hereto are all the securities of the Company either held of record or Beneficially Owned by such Shareholder. Such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Shareholder. Each Shareholder has the right to vote or cause to be voted each of the Shares listed opposite the name of such Shareholder on
Schedule 1 hereto and the Shares listed opposite the name of such Shareholder on
Schedule 1 hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever.


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                                   ARTICLE IV
                          COVENANTS OF THE STOCKHOLDER

                  Section 4.1 NO INCONSISTENT AGREEMENT OR ACTION. Each of the Shareholders hereby covenants and agrees that, except as contemplated by this Agreement, and the Merger Agreement, such Shareholder shall not, or permit any Person under such Shareholder's control to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by such Shareholder or form any "group" for purposes of the Exchange Act or the rules promulgated thereunder, in each such case, which is inconsistent with this Agreement. Except as set forth in the Merger Agreement, no Shareholder shall (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposals (as defined in the Merger Agreement) or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing

                  Section 4.2 TRANSFER OF TITLE. Each of the Shareholders hereby covenants and agrees that such Shareholder shall not (i) tender any Shares, (ii) sell, assign or transfer record or Beneficial Ownership of any of the Shares, or
(iii) further pledge, hypothecate or otherwise dispose of any Shares; PROVIDED, that a Shareholder may transfer record ownership of any of the Shares so long as such Shareholder maintains Beneficial Ownership of such Shares (including, without limitation, the unfettered right to vote such Shares in the manner set forth in Section 2.1). Notwithstanding anything to the contrary contained herein, Michael J. Gatsas, or Gatsas Family Limited Partnership and Theodore Gatsas may each sell and transfer record and Beneficial Ownership of a number of Shares such that immediately after giving effect to such sale and transfer each of Michael J. Gatsas and Theodore Gatsas shall maintain Beneficial Ownership of at least 784,766 shares of Company Common Stock.


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                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 TERMINATION. This Agreement shall be effective as of the date of this Agreement and shall terminate upon the earlier to occur of
(i) the closing of the transactions contemplated by the Merger Agreement and
(ii) the date the Merger Agreement is terminated in accordance with its terms.

                  Section 5.2 ADDITIONAL SHARES. If, after the date hereof, a Shareholder acquires the right to vote any additional shares of Company Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of Company Common Stock or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Shareholder of record or Beneficial Ownership of such Additional Shares.

                  Section 5.3 S-3. Prior to the closing of the transactions contemplated by the Merger Agreement, ADP shall enter into a registration rights agreement with the Shareholders (which registration rights agreement will provide that the Company will pay the applicable SEC registration fee for the registration statement contemplated by such agreement) and, as contemplated thereby, agrees to file promptly after the Registration Statement (as defined in the Merger Agreement) is declared effective and use its reasonable commercial efforts to have declared effective by the SEC on or prior to Effective Time a registration statement on Form S-3 (the "FORM S-3") covering the shares of ADP Common Stock to be received by the Shareholders in the Merger in exchange for their Shares and use its reasonable commercial efforts to maintain the effectiveness of such registration statement until the earlier of (x) the date all such shares are disposed of and (y) one year from the date of effectiveness.

                  Section 5.4 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 5.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between ADP and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between ADP and the Shareholders with respect to the subject matter hereof.


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                  Section 5.6 AMENDMENT. This Agreement may not be amended
except by an instrument in writing signed by the parties hereto.

                  Section 5.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

                  Section 5.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, except to the extent that the laws of the State of Florida mandatorily apply.

                  Section 5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, each of the Shareholders and ADP have
caused this Agreement to be duly executed on the date hereof.

                                            AUTOMATIC DATA PROCESSING, INC.

                                            By:      /s/ James B. Benson
                                                  ------------------------------
                                                  Name:  James B. Benson
                                                  Title: Vice President

                                                     /s/ Carlos A. Saladrigas
                                                  ------------------------------
                                                         Carlos A. Saladrigas

                                            SALADRIGAS FAMILY LIMITED
                                               PARTNERSHIP

                                            By:      /s/ Carlos A. Saladrigas
                                                  ------------------------------
                                                  Name:  Carlos A. Saladrigas
                                                  Title: General Partner

                                                     /s/ Jose M. Sanchez
                                                  ------------------------------
                                                         Jose M. Sanchez

                                                     /s/ Michael J. Gatsas
                                                  ------------------------------
                                                         Michael J. Gatsas

                                                     /s/ Theodore L. Gatsas
                                                  ------------------------------
                                                         Theodore L. Gatsas

                                            GATSAS FAMILY LIMITED PARTNERSHIP

                                            By:      /s/ Michael J. Gatsas
                                                  ------------------------------
                                                  Name:  Michael J. Gatsas
                                                  Title: Member

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                                   SCHEDULE 1

NAME OF SHAREHOLDER                                          NUMBER OF SHARES
-------------------                                          ----------------
Carlos S. Saladrigas                                             1,194,328
Saladrigas Family Limited Partnership                            1,437,075
Jose M. Sanchez                                                  2,653,503
Michael J. Gatsas                                                   81,900
Gatsas Family Limited Partnership                                  818,100
Theodore L. Gatsas                                                 900,000